Exhibit 99.1

Nkarta Appoints David R. Shook, MD, as Vice President, Clinical Development

SOUTH SAN FRANCISCO, Calif., May 16, 2022 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced the appointment of David R. Shook, MD, as Vice President, Clinical Development. Dr. Shook is a practicing pediatric hematologist, oncologist, and transplanter, and an early pioneer of natural killer (NK) cell therapy. He currently directs Nkarta’s co-lead clinical programs, NKX101 and NKX019. In his expanded role, Dr. Shook will lead all clinical development and regulatory activities at Nkarta. Kanya Rajangam, MD, PhD, has resigned as Chief Medical Officer, effective June 5, 2022, and has accepted a position to oversee research and development activities at a private biotechnology company.

“On behalf of Nkarta’s Board of Directors, I wish to thank Kanya for her many contributions to the company’s progress. Under her leadership, NKX101 and NKX019 reached crucial early development milestones and demonstrated preliminary evidence of anti-tumor activity in AML and NHL, respectively,” said Paul J. Hastings, President and CEO of Nkarta. “We are excited to welcome David, a seasoned and valued member of Nkarta’s clinical team, to his new position. This will be a seamless transition given David’s experience in leading the ongoing development of our co-lead programs, and his foundational work with Nkarta’s scientific founder, Dr. Dario Campana, on the engineering and enhancement of NK cells. We look forward to leveraging David’s considerable clinical expertise and understanding of Nkarta’s technology to advance our cell therapy candidates.”

Nkarta’s clinical programs continue to progress. In April 2022, Nkarta reported preliminary single-agent proof of concept data for its independent co-lead clinical programs, NKX101 and NKX019. As previously announced, Nkarta is currently evaluating a higher-dose regimen of 1.5 billion x 3 doses of CAR NK cells in the dose escalation portion of the NKX101 and NKX019 Phase 1 clinical studies. Nkarta expects to submit updated data from these studies for presentation at a medical meeting this year.

About David R. Shook, MD

Dr. Shook has more than 10 years of clinical research and development experience. Prior to joining Nkarta in June 2020, he led multiple first-in-human cell therapy clinical trials, including CD19 CAR-NK and CD45RA-depleted BMT. He was a fellow, fellowship director and faculty member at St. Jude Children’s Research Hospital, where he conducted research in the laboratory of Dario Campana, PhD, Nkarta’s scientific founder. Dr. Campana and Dr. Shook co-discovered the membrane bound form of interleukin-15 (IL-15), a key component of Nkarta’s engineered NK cell platform technology. Dr. Shook has authored dozens of scientific publications covering areas including the quantitation of minimal residual disease in acute myeloid leukemia, pediatric stem cell transplantation, and NK cell and T cell therapies for hematologic malignancies and solid tumors. He is board certified in Pediatric Hematology & Oncology and General Pediatrics. He earned his medical degree from The Johns Hopkins University School of Medicine and his bachelor’s degree from Purdue University.

About NKX101
NKX101 is an allogeneic, cryopreserved, off-the-shelf cancer immunotherapy candidate that uses natural killer (NK) cells derived from the peripheral blood of healthy donors. It is engineered with a chimeric antigen receptor (CAR) targeting NKG2D ligands on tumor cells. NKG2D, a key activating receptor found on naturally occurring NK cells, induces a cell-killing immune response through the detection of stress ligands that are widely expressed on cancer cells. NKX101 is also engineered with membrane-bound form of interleukin-15 (IL15) for greater persistence and activity without exogenous cytokine support. To learn more about the NKX101 clinical trial in adults with AML or MDS, please visit ClinicalTrials.gov.

About NKX019
NKX019 is an allogeneic, cryopreserved, off-the-shelf cancer immunotherapy candidate that uses natural killer (NK) cells derived from the peripheral blood of healthy adult donors. It is engineered with a humanized CD19-directed CAR for enhanced tumor cell targeting and a proprietary, membrane-bound form of interleukin-15 (IL-15) for greater persistence and activity without exogenous cytokine support. CD19 is a biomarker for normal and malignant B cells, and it is a validated target for B cell cancer therapies. To learn more about the NKX019 clinical trial in adults with advanced B cell malignancies, please visit ClinicalTrials.gov.

About Nkarta
Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies for cancer patients. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep anti-tumor activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would,” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning Nkarta’s expectations regarding any or all of the following: Nkarta’s ability to continue to build and advance its pipeline of clinical and preclinical product candidates; the potential impact of changes in Nkarta’s leadership; the timing of release of additional NKX019 and NKX101 clinical trial data; the anti-tumor activity and safety profile of NKX019 and NKX101; and the ability of Nkarta’s technology to augment the anti-tumor activity of NK cells and enable broad access. Interim clinical data referenced in this press release were reported on April 25, 2022 and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more data on existing patients become available.

Because forward looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the success of its co-lead product candidates, NKX101 and NKX019; that Nkarta may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials, and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; and risks relating to the impact on Nkarta’s business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com